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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-203111) and related Prospectus of The J.G. Wentworth Company for the registration of 12,310,115 shares of its Class A common stock and to the incorporation by reference therein of our report dated March 13, 2015, with respect to the consolidated financial statements of The J.G. Wentworth Company (prior to November 14, 2013, J.G. Wentworth LLC and Subsidiaries) included in its Annual Report (Form 10-K) for the year ended December 31, 2014 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

May 19, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm